UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Mutual Fund Series Trust
(Exact name of registrant as specified in its charter)

Ohio	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4221 North 203rd Street, Suite 100, Elkhorn, Nebraska	68022
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Shares of beneficial interest, no par value, of:	Name of the exchange on which each class is to be registered
Eventide Dividend Growth ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-132541.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, no par value, of Eventide Dividend Growth ETF, a series of Mutual Fund Series Trust (the “Registrant”), to be registered hereunder is set forth in the Registrant’s Registration Statement on Form N-1A (File Nos. 333-132541; 811-21872), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001580642-26-006383) on September 18, 2026, is incorporated herein by reference.

The series of the Registrant to which this filing relates and its I.R.S. Employer Identification Number is as follows:

Series Name	EIN
Eventide Dividend Growth ETF	42-4798442

ITEM 2.

EXHIBITS.

1.	The Registrant's Agreement and Declaration of Trust is incorporated herein by reference to exhibit (a) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-132541; 811-21872), as filed with the Securities and Exchange Commission on March 17, 2006.

2.	The Registrant's Amendment No. 52 to the Agreement and Declaration Trust is incorporated herein by reference to exhibit (a)(3) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-132541; 811-21872), as filed with the Securities and Exchange Commission on September 18, 2026.

3.	The Registrant's By-Laws are incorporated herein by reference to exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-132541; 811-21872), as filed with the Securities and Exchange Commission on March 17, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 26, 2026

MUTUAL FUND SERIES TRUST

By: /s/ Michael Schoonover

Name: Michael Schoonover

Title: President